UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2019

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Ra Medical Systems, Inc. (“Ra Medical”) has initiated a voluntary recall of its DABRA laser system single-use catheters due to a change in product labeling.  As previously announced, Ra Medical’s DABRA laser system is experiencing inconsistent performance due to catheters that fail to calibrate prior to a procedure being performed, resulting in a temporary delay in the procedure. The Company has been continually reviewing its production processes to improve the product’s quality and consistency in performance. After collecting field data and performing internal testing, Ra Medical observed that while catheters can perform satisfactorily up to one year, catheters that were more than two months from sterilization had a significantly higher rate of non-calibration than catheters that were within than two months from sterilization.  Ra Medical is relabeling the catheters with two-month expiration, replacing its previous twelve-month shelf life expiration. Ra Medical believes that this change in product labeling will significantly reduce the number of catheters that fail to calibrate and thereby improve customer satisfaction with the product. As a result of the relabeling, Ra Medical will recall its catheters at customer sites to replace them with catheters displaying the new label.  The product-related costs that are expected to be associated with the recall are estimated to be between $0.2 and $0.4 million.

Ra Medical is continuing to review and upgrade its manufacturing process extending the period that the catheters will calibrate reliably and thereby extending the shelf life beyond two months.

Ra Medical is in the process of notifying its physician customers of this recall and is arranging for the replacement of the recalled products.  Ra Medical will be sending a notification letter to each customer detailing steps for return of affected products.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).   Forward-looking statements in this communication include, but are not limited to, Ra Medical’s expectations with respect to the recall of its DABRA catheters, Ra Medical’s estimates of the product-related costs associated with the recall, and Ra Medical’s expectation to continue to review and upgrade its manufacturing process with the goal of extending the product expiration date. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from management’s current expectations include, among other things, future actions by the FDA and other regulatory bodies; the FDA disagreeing with Ra Medical’s proposed two month shelf life and requiring an additional recall or a shorter shelf life, or the FDA asking Ra Medical to cease manufacturing or marketing of its DABRA product; Ra Medical’s failure to adequately assess the cause and effect of the issues with the catheter manufacturing process that led to the recall; FDA clearance of future designs, labeling, and versions of the DABRA catheter; the ability of Ra Medical to replace the affected catheters in a timely and effective manner; the possibility that this recall could subject Ra Medical to claims or proceedings that may adversely impact its business and financial condition; and other factors detailed from time to time in Ra Medical’s SEC reports, including Ra Medical’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and in its other filings with the Securities and Exchange Commission. Ra Medical disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: September 27, 2019	By:	/s/ Andrew Jackson
Andrew Jackson
Chief Financial Officer